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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in the Registration Statement (Form 8-K) of Pierce Leahy Corp., of our report dated January 13, 1998 (except as to note 11 which is as of February 4, 1998) to the shareholders of Archivex Inc. of the following financial statements:

Consolidated balance sheets as a November 30, 1997 and 1996.

Consolidated statements of earnings, retained earnings and cash flows for each of the years ended November 30, 1997, 1996 and 1995.





Chartered Accountants


Montreal, Quebec
April 17, 1998